UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: November 26, 2012

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 26, 2012, National CineMedia, Inc.’s (the “Company”) consolidated subsidiary, National CineMedia, LLC (“NCM LLC”), entered into an amendment and restatement of its senior secured credit facility, by and among NCM LLC, Barclays Bank PLC, as administrative agent, and certain lenders party thereto (the “Amended Credit Facility”). The Amended Credit Facility amends and restates NCM LLC’s senior secured credit facility, dated as of February 13, 2007, as amended (the “Prior Credit Facility”). The Amended Credit Facility consists of a term loan facility (“Amended Term Loan”) and a revolving credit facility (“Amended Revolving Credit Facility”). The Company issued a press release announcing the terms of the amendment. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The term loan and revolving credit facility were amended as follows.

Amended Term Loan

Under the Amended Term Loan, among other things:

•	the aggregate principal amount under the Amended Term Loan increased from $225 million to $265 million;

•

the proceeds from the Amended Term Loan were used to (1) repay in full all existing amounts outstanding under the Prior Credit Facility, (2) pay certain breakage expenses in connection with NCM LLC’s existing swap agreements, (3) pay fees and expenses incurred in connection with the amendment and restatement, and (4) for general corporate purposes;

•	the maturity date was extended from February 13, 2015 to November 26, 2019;

•

the interest rate under the Amended Term Loan was increased from the LIBOR index plus 1.50% or the base rate (Prime Rate or the Federal Funds Effective Rate, as defined in the Credit Facility) plus 0.50%, at the Company’s option, to the LIBOR index plus 3.25% or the base rate (Prime Rate or the Federal Funds Effective Rate, as defined in the Credit Facility) plus 2.25%, at the Company’s option; and

•	the Amended Term Loan was entered into with an original issue discount of 0.75%.

The foregoing description of the Amended Term Loan is qualified in its entirety by reference to the complete copy of the Amended Credit Facility filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amended Revolving Credit Facility

Under the Amended Revolving Credit Facility, among other things:

•

the amount available under NCM LLC’s 2017 revolving credit facility was increased from $105 million to $110 million. The amount available under NCM LLC’s $14 million 2014 revolving credit facility remained unchanged;

•	the maturity date applicable to the $110 million 2017 revolving credit facility was extended to November 26, 2017; and

•	the maturity date applicable to the $14 million 2014 revolving credit facility continues to be December 31, 2014.

The foregoing description of the Amended Revolving Credit Facility is qualified in its entirety by reference to the complete copy of the Amended Credit Facility filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Termination of Swap Agreements

In connection with the amendment of the term loans described above, the entire notional amount of NCM LLC’s existing interest rate swaps with Morgan Stanley Capital Services Inc., Credit Suisse International, JPMorgan Chase Bank N.A. and Barclays Bank PLC (the “Swaps”), equal to $225 million, were terminated, such that NCM LLC’s interest rate exposure relating to the Amended Term Loan will be unhedged. NCM LLC paid approximately $23 million in breakage fees in connection with the terminated Swaps.

Item 1.02	Termination of a Material Definitive Agreement.

The information provided in Item 1.01 of this Form 8-K concerning the Amended Credit Facility and the Swaps is hereby incorporated into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Form 8-K concerning the Amended Credit Facility is hereby incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Reference	Description

10.1	*	Amended and Restated Credit Agreement among National CineMedia, LLC and Barclays Bank PLC, as Lead Arranger dated as of November 26, 2012.

10.2	*	Amendment No. 4 to the Credit Agreement dated as of February 13, 2007, as amended, restated, modified or otherwise supplemented, among National CineMedia LLC and Barclays Bank PLC, as administrative agent dated as of November 26, 2012.

99.1	*	Press Release of National CineMedia, Inc. and National CineMedia, LLC dated November 26, 2012.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Company and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: November 28, 2012	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

NATIONAL CINEMEDIA, LLC
By: National CineMedia, Inc., its manager

Dated: November 28, 2012	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary